Exhibit 5.1

Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 +1.512.320.9200 Phone +1.512.320.9292 Fax andrewskurth.com

December 3, 2014

LDR Holding Corporation

13785 Research Boulevard, Suite 200

Austin, Texas 78750

RE: LDR Holding Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to LDR Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3, (the “Registration Statement”), File No. 333-199882, filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus (the “Base Prospectus”) which forms a part of the Registration Statement. The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as may be supplemented from time to time by one or more Prospectus Supplements) relates to:

(1) the offering and sale, from time to time, by the Company of up to an aggregate offering price of $150,000,000 of any combination of the following securities of the Company:

(i) shares of common stock, par value $0.001 per share (“Common Stock”);

(ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”);

(iii) senior debt securities (the “Senior Debt Securities”);

(iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(v) warrants to purchase Common Stock or Preferred Stock or other securities, properties or assets of the Company (“Warrants”);

(2) from time to time in one or more offerings, secondary sales by certain existing stockholders of the Company (the “Existing Stockholders”) to be identified in one or more Prospectus Supplements, of up to 2,000,000 shares of Common Stock; and

(3) from time to time in one or more offerings, the issuance to, and secondary sales by, the BCE warrantholders named in the Registration Statement (the “BCE Warrantholders” and together with the Existing Stockholders, the “Selling Securityholders”) of up to 508,092 shares of Common Stock to be issued upon the conversion of Class A Stock of the Company’s subsidiary LDR Médical S.A.S. (“Médical”), which shares of Class A Stock of Médical are issuable upon the exercise of outstanding warrants (the “BCE Warrants”).

Austin	Beijing	Dallas	Dubai	Houston	London	New York	Research Triangle Park	The Woodlands	Washington, DC

LDR Holding Corporation

December 3, 2014

The foregoing securities are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”) or (ii) a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), in each case, between the Company and the financial institution to be named therein, as trustee. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent.

As the basis for the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company on file with Secretary of State of the State of Delaware (the “Charter”), (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) the Second Amended and Restated Put-Call Agreement, between the Company, LDR Médical S.A.S., and the BCE Warrantholders, (iv) certain resolutions of the Board of Directors of the Company (the “Board”) and committees thereof, (v) such other documents and records as we have deemed necessary and relevant for purposes hereof, (vi) such statutes, including the General Corporation Law of the State of Delaware, and regulations as we have deemed necessary or advisable for the purposes of this opinion, (vii) the Registration Statement, including all exhibits thereto, and (viii) the forms of the Indentures. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed, electronic, photostatic or faxed copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

We have further assumed that, after the date hereof, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) if necessary, that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (iii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, if any, and (iv) none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of such Securities will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction then imposed by a court or governmental body having jurisdiction over the Company.

With respect to the Securities to be offered and sold by the Company, we have further assumed that:

(i) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 152 and Section 153 of the Delaware General Corporation Law or any successor provision;

(ii) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by an agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such

LDR Holding Corporation

December 3, 2014

Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of each affected issuer and the Registration Statement (including the Base Prospectus and the applicable Prospectus Supplement);

(iii) the case of one or more series of Preferred Stock or any Securities convertible into or exercisable for Preferred Stock, the due filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designations establishing such series of Preferred Stock to be issued and the conformity of such Certificate of Designations with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and with applicable law then in effect;

(iv) a definitive purchase, exchange, underwriting, subscription or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that the consideration payable for the Securities sold thereunder will have been paid to the Company in accordance with such agreement(s);

(v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vi) any supplemental indenture to any of the Indentures and any resolutions of the Board and/or any officer’s certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such resolutions of the Board and/or officer’s certificate; and

(vii) the form and terms of any Debt Securities, the form and terms of any Warrants, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants), the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Charter or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

With respect to the Securities to be offered and sold by the Selling Securityholders, we have assumed that all relevant corporate actions heretofore taken by the Board and any committee thereof with respect to the authorization of the issuance thereof remain in full force and effect after the date hereof. With respect to French-language documents and French law matters, including the BCE Warrants and matters related to the capital stock of Médical, we have relied solely on statements of officers and employees of the Company, Médical and the Company’s French counsel.

LDR Holding Corporation

December 3, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) with respect to any shares of Common Stock to be issued by the Company, when (a) the Company takes all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, the terms of the offering thereof and related matters and (b) the shares of Common Stock are issued and delivered either (i) in accordance with the terms of the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board or an authorized committee thereof, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board or an authorized committee thereof, upon the issuance and delivery of such shares of Common Stock, for the consideration approved by the Board or an authorized committee thereof, such shares of Common Stock will be validly issued, fully paid and nonassessable;

(2) with respect to any shares of Preferred Stock to be issued by the Company, when (a) the Company takes all necessary corporate action to authorize and approve the issuance of such shares of Preferred Stock, the terms of the offering thereof and related matters, including any required filings pursuant to the DGCL, and (b) the shares of Preferred Stock are issued and delivered either (i) in accordance with the terms of the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board or an authorized committee thereof, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board or an authorized committee thereof, upon the issuance and delivery of such shares of Preferred Stock, for the consideration approved by the Board or an authorized committee thereof, such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(3) with respect to any Debt Securities to be issued under an Indenture, when (a) such Indenture is duly authorized and validly executed and delivered by the Company, as issuer, and the trustee, (b) the applicable supplement, if any, to such Indenture is duly authorized and validly executed and delivered by the Company, as issuer, and the trustee, or the Board Resolution is duly authorized and validly executed and delivered by the Company and the applicable Officer’s Certificate is validly executed and delivered by an authorized officer of the Company, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) such Indenture, as then and theretofore amended or supplemented, is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (d) all necessary corporate action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters are taken by the Company, and (e) the Debt Securities of such series are executed, authenticated, issued and delivered in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement is approved by the Board or an authorized committee thereof, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company;

(4) with respect to any Warrants to be issued under a Warrant Agreement, when (a) the Company takes all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, and (c) the Warrants have been duly executed, delivered and countersigned in accordance with the applicable Warrant Agreement and duly issued and sold in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board or in an authorized committee thereof, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Company;

LDR Holding Corporation

December 3, 2014

(5) with respect to 2,000,000 shares of outstanding Common Stock held by the Existing Stockholders, such shares of Common Stock have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable; and

(6) with respect to up to 508,092 shares of Common Stock that may be issued to the BCE Warrantholders, when issued and paid for in accordance with the terms and conditions of the applicable definitive purchase, exchange or similar agreement approved by the Board or an authorized committee thereof, such shares will be validly issued, fully paid and nonassessable.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America. For purposes of this opinion, we assume that the Securities were, or will be, as applicable, issued in compliance with all applicable state securities or blue sky laws.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in the warrants or related agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Respectfully submitted,

/s/ Andrews Kurth LLP